Exhibit (b)

                                 RESTATED BYLAWS

                                       of

                       IOWA PUBLIC AGENCY INVESTMENT TRUST



        This corporation was formed on the 1st day of October, 1987, as a nonprofit corporation under Iowa Code sections 331.555 and 384.21 and the Bylaws were adopted on the 1st day of October, 1987. The following Bylaws include an amendment to Article III adopted on the 26th day of September, 1991; an amendment to Articles V and VI adopted on the 20th day of April, 1993; AND AN AMENDMENT TO ARTICLES III AND IV ADOPTED ON THE 26TH DAY OF AUGUST, 2005.

(An Iowa Common Law Trust formed by Joint Powers Agreement pursuant to Iowa Code chapter 28E and Iowa Code sections 331.555 and 384.21)

        These Bylaws were adopted pursuant to section 9.8 of the Joint Powers Agreement and Declaration of Trust establishing the IOWA PUBLIC AGENCY INVESTMENT TRUST, dated as of October 1, 1987, and may be amended, restated or modified (the "Declaration"). All words and terms capitalized in these Bylaws have the same meaning or meanings as set forth in the Declaration. If any term or provision of these Bylaws conflicts with any term or provision of the Declaration, the terms and provisions of the Declaration control.

        WITNESSETH:
                                 ARTICLE I. NAME
                                      -----

        The Trust shall operate under the name "IOWA PUBLIC AGENCY INVESTMENT TRUST."

                               ARTICLE II. PURPOSE
                                    --------

        General Purpose. The general purpose of this Trust is fully set forth in the Joint Powers Agreement and Declaration of Trust.

                                   ARTICLE III.
                                BOARD OF TRUSTEES
                                -----------------


        Section 1. Board Members. The affairs of this Trust shall be governed by a Board of Trustees consisting of nine (9) members and such non-voting persons as may be appointed by the Board of Trustees from time to time. There shall be three classes of Trustees: (a) Class I, IOWA LEAGUE OF CITIES, three Trustees;
(ii) Class II, Iowa Association of Municipal Utilities, three Trustees; and
(iii) Class III, Iowa State Association of Counties, three Trustees.

        Section 2. NOMINATION of Members. The organizational Board has been designated by the original parties to the Joint Powers Agreement and Declaration of Trust dated as of the 1st day of October, 1987. Hereafter, each class of Trustees shall be nominated by the respective Association.

        Section 3. Term and Election. The term of the Trustees and their election shall be as provided in the RESTATED Joint Powers Agreement and Declaration of Trust.

        Section 4. Vacancies. Vacancies which may occur on the Board of Trustees from time to time shall be filled as provided in Section 9.5 of the RESTATED Joint Powers Agreement and Declaration of Trust.

        Section 5. Termination of Office. Absence from three consecutive Board meetings without explanation or for reasons which may be considered unacceptable by the Board shall be considered the equivalent of a Board member's resignation, and the chair of the Board shall declare that Trustee's seat vacant.

        Section 6. Regular Meetings. The Board of Trustees of the Trust shall hold regular meetings at such time and place as they shall determine.

        Section 7. Annual Meeting. The annual meeting of the Board of Trustees shall be held within 120 days after the completion of the Trust's fiscal year for purpose of organization, election of Trustees, and the election and installation of new officers of the Board of Trustees.

        Section 8. Special Meetings. The chair or secretary may, and upon the request from four or more members, shall immediately call a special meeting of the Board of Trustees with notice and purpose of the meeting being given to all Trustees.
        Section 9. Notice. Notice of any meeting shall be mailed at least ten days in advance of the date of the meeting at the last address of the Trustee recorded in the office of the Trust. Notice may be waived in writing signed by all Trustees.

        Section 10. Quorum. At any meeting of the Board of Trustees, called with proper notice, a quorum for the transaction of any business shall be five of the Trustees.

        Section 11. Compensation. All members of the Board of Trustees shall serve without compensation except that reasonable expenses authorized by the Board of Trustees may be reimbursed.

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

        Section 12. Meetings by Electronic Means. In circumstances where the Board of Trustees determines that a meeting in person is impossible or impractical, the Board may meet by electronic means by which all persons participating in the meeting (and the public unless the meeting is an authorized closed meeting), can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE IV.
                             MEETING OF PARTICIPANTS
                             -----------------------


        Section 1. Participants. Prior to a meeting of the Participants, the Trustee may fix a date for the purpose of determining Participants which are entitled to vote at the meeting, adjournment of the meeting or to cast a ballot or to be a Participant of record for purposes of other action. The date shall not be more than thirty (30) days prior to the meeting.

        Section 2. Quorums. A majority of the UNITS HELD BY PARTICIPANTS ON THE DESIGNATED RECORD DATE shall constitute a quorum. Except as otherwise provided by law, the Declaration, or these Bylaws, the majority of UNITS HELD BY Participants present at a meeting may take necessary action on items listed in the notice of meeting. If, however, a meeting of Participants cannot be organized because a quorum is not present, the meeting shall be adjourned.

        Section 3. Notice of Adjournments. Except as otherwise provided by law, upon adjournment of a meeting of Participants it is not necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which adjournment is taken. At any adjournment meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.
                                   ARTICLE V.
                                   COMMITTEES
                                   ----------


        Section 1. Committees. The Trustees may delegate to one or more of their number (who may be designated as constituting a committee) or to officers, employees or agents of the Trust the doing of such acts and things as the Trustees may deem expedient and appropriate in the furtherance of the business affairs and purposes of the Trust.

        Section 2. EXECUTIVE COMMITTEE. The Trustees may, if they so determine, by resolution adopted by a majority thereof, designate one or more of their number and the Treasurer, Secretary and Assistant Secretary to constitute an executive committee, and may designate one or more of their number as alternate members of the executive committee, who may replace any absent or disqualified member at any meeting of the committee. The executive committee, to the extent provided in such resolution and the Declaration, shall have and exercise the

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

authority of the Trustees in the management of the business and affairs of the Trust and the management and disposition of Trust Property. Vacancies in the membership of the executive committee shall be filled by the Trustees. In the absence or disqualification of any member of the executive committee, the member or members present at the meeting and qualified to vote, whether or not a quorum is present, may unanimously appoint another Trustee to act at the meeting in the place of an absent or disqualified member. The executive committee shall keep regular minutes of its proceedings and report the same to the Trustee. All notice of executive committee meetings required by law shall be given.

                                   ARTICLE VI.
                         OFFICERS. AGENTS AND EMPLOYEES
                         ------------------------------


        Section 1. Officers of the Trust. The chair and vice chair shall be Trustees. The secretary and the treasurer shall be elected or appointed from among the Trustees or otherwise. One or more assistant secretaries and assistant treasurers, and any other officers or agents that the Trustees deem necessary or appropriate to carry out the business of the Trust may be elected or appointed. In addition to the powers and duties prescribed by the Agreement and these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time are prescribed by the Trustees. The officers and assistant officers of the Trust shall hold office until their successors are chosen and have qualified, unless their term of office is sooner terminated, by death, resignation or removal. The same person may hold two offices except the office of chair, Vice chair, treasurer and secretary. The Trustees may amend the title of any officers or assistant officer or create a new office, by utilizing a word or words descriptive of the powers of the general character of the duties. If the office or any officer or assistant officer becomes vacant for any reason, the vacancy may be filled by the Trustees at any time.

        Section 2. Bonds and Surety. An officer may be required by the Trustees to be bonded for the faithful performance of duties in such amount and with such sureties as the Trustees may determine.

        Section 3. Chair; Powers and Duties. The chair shall, if present, preside at all meetings of the Participants and of the Trustees, be the chief officer of the Trust and exercise and perform other powers and duties as may be assigned by the Trustees. The chair shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of an Iowa business corporation. In the absence of the chair, the vice

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

chair shall act in the capacity of and perform the duties of the chair and perform other duties assigned by the chair or the Trustees. Subject to direction of the Trustees, the chair and the vice chair each shall have power in the name and on behalf of the Trust to execute any and all documents, contracts, agreements and other instruments in writing, and to employ and discharge employees and agents of the Trust. The chair is a member of the Executive committee (if any) and of all standing committees (if any) appointed by the Trustees.

        Section 4. Secretary; Powers and Duties.

        A. The executive director of one of the Associations shall be elected annually as secretary of the Trust. The secretary need not be a member of the Board of Trustees.

        B. The secretary shall act as administrative officer of the Trust. The secretary shall cause minutes of each meeting to be recorded and distributed, and shall review all minutes at meetings of the Board Upon request. The secretary shall cause to be kept the permanent records of this Trust and to make them available to all members of the Board of Trustees and such other eligible persons as may wish to review them from time to time.

        C. The secretary shall keep the minutes of all meetings and votes of Participants, Trustees and the executive or other committees. The secretary shall give, or cause to be given, as required by law, the Agreement or these Bylaws, notice of meetings of the Participants and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or the chair. The secretary shall attest the signature or signatures of the officer or officers executing any instrument executed by or on behalf of the Trust. The secretary shall also perform any other duties commonly incident to such office in an Iowa business corporation, and shall have such other authorities and duties as the Trustees or the chair may determine.

        D. The secretary shall maintain the principal office and conduct the general management of the affairs and staff of the Trust in accordance with the policies established by the Board of Trustees. The secretary shall be responsible for administration, development and implementation of programs and policies approved by the Board of Trustees. The secretary or his or her delegated staff member may be authorized to sign checks in an amount no greater than that to be determined by the Board of Trustees and such other instruments as are necessary for continuation of business within the budget and policies adopted by the Board of Trustees. The secretary shall convene meetings of the committees and coordinate meetings of the Board of Trustees called by the chair of the Board of Trustees, or committee meetings called by the chairs of committees, and shall serve as an ex officio non-voting member of all committees. The secretary may receive reasonable compensation for services rendered to the Trust. Additionally, the Trust may contract with the Associations for services.

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

        Section 5. TREASURER; POWERS AND DUTIES. Except as otherwise directed by the Trustees, the treasurer shall have the general supervision of the moneys, funds, investment instruments and other Valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the chair all powers and duties normally incident to the office. The treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order and shall deposit all funds of the Trust in such depositories or otherwise make such investments with the funds of the Trust as the Trustees shall designate. The treasurer is responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the chair. The treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the Trust shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the treasurer shall be the principal financial and accounting officer of the Trust. The Trustees or the chair may prescribe other duties and authorities for the treasurer. Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Advisor, the Custodian, or the Administrator to invest, deposit and disburse funds of the Trust on behalf of the Trust.

        Section 6. DELEGATION OF OFFICERS' DUTIES. The Trustees may elect, or authorize the chair to appoint, other officers and assistant officers as they determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist, assist that officer in the performance of the duties of the office and shall have such other duties and authority as may be conferred by the Trustees or delegated by the chair, in case of the absence or disability of any officer or assistant officer of the Trust or for any other reason that the Trustees may deem sufficient, the Trustees may delegate or authorize the delegation of powers or duties, for the time being, to any person.



                                  ARTICLE VII.
                    INDEMNIFICATION OF OFFICERS AND TRUSTEES
                    ----------------------------------------


        Section 1. The trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, completed, action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Trust) by reason of the fact that the person is or was a Trustee, officer, or employee of the Trust, or is or was"serving at the request of the Trust as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding except as to any matter as to which the person shall have been adjudicated to have involved willful misfeasance, bad faith, gross negligence, reckless disregard of duties, or from which such person

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

derives an improper personal benefit, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not: opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

        Section 2. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he or she is or was a Trustee, officer, or employee of the Trust, or is or was serving at the request of the Trust as a director, officer, or employee of another corporation, partnership, joint venture, trust, or another enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit except as to any matter as to which the person shall have been adjudicated to have involved willful misfeasance, bad faith, gross negligence, reckless disregard of duties, or from which such person derives an improper personal benefit except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Trust unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 3. To the extent that a director, officer, or employee of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

        Section 4. Any indemnification under paragraphs 1 and 2 (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a determination that the indemnification~of the Trustee, officer, or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs 1 and 2. Such determination shall be made: (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit9it, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, or (3) by the members.

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

        Section 5. The Trust may pay expenses incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in paragraph 4. Before payment is made under this Section, the Trust shall have received in writing an undertaking by or on behalf of the Trustee, officer, or employee that such amount will be repaid unless it shall ultimately be determined that he/she is entitled to be indemnified by the Trust as authorized in this article.

        Section 6. The Trust shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Trust, or is or was serving at the request of the Trust as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him/her and incurred by him/her in such capacity or arising out of his/her status as such, whether or not the Trust would have the power to indemnify him/her against such liability under the provisions of this article.

        Section 7. The rights of the indemnification provided in this article shall not abrogate any right of immunity as may be provided by Iowa law now or hereinafter applicable, and shall be in addition to any rights to which any such person may be entitled under any bylaw, agreement, statute, vote of members, or otherwise at the time of incurring or becoming subject to such liability and expense.

        Section 8. Notwithstanding any other provision in this Article VII, a Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law, or for a transaction from which the Trustee derives an improper personal benefit. For purposes of this section, "compensation" does not include payments to reimburse a Trustee for expenses.

                                  ARTICLE VIII.
                                   FISCAL YEAR
                                   -----------

        The fiscal year of this Trust shall be from the first day of July through the last day of June.

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

                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS
                            ------------------------


        Section 1. Corporate Records. The Trust shall keep at its office or principal place of business an original or duplicate record of the proceedings of the Participants and of the Trustees and the original or a copy of its Bylaws, including all amendments and; alterations thereto to date, certified by the secretary of the Trust, and shall keep at its registered office or principal place of business within Iowa an original or a periodically updated, duplicate Unit Register giving the names of the Participants and showing their respective addresses and the number of Units held by each. The Trustees shall cause accurate books or records of account of the Trust to be kept by the treasurer, the Adviser, the Administrator and the Custodian in such manner as they deem appropriate. Such books and records shall be securely and safely maintained in such place and in such form (including secure electronic storage) as they deem advisable and appropriate.

        Section 2. Execution of Written Instruments. All contracts, agreements, documents or other instruments in writing, whether or not requiring a seal, may be executed by the chair or vice chair attested by the secretary or the treasurer or an assistant secretary or assistant treasurer, or may be executed or attested, or both, by such other person or persons as may be specifically designated by resolution of the Trustees. All checks, notes, drafts and orders for the payments of money shall be signed by such one or more officers or agents as the Trustees may from time to time designate.

                                   ARTICLE X.
                                  SEVERABILITY
                                  ------------

        Section 1. Severability. If any portion of these Bylaws should be determined by a court of competent jurisdiction to be contrary to law, then such portion shall be deemed separable from the remaining portions and shall in no way affect the validity of other portion of these Bylaws or of any covenants, contracts, agreements or undertakings of the Trust.

                                   ARTICLE XI.
                               AMENDMENT OF BYLAWS
                               -------------------


        Section 1. AMENDMENTS. These Bylaws may be altered, amended, supplemented, or repealed by the affirmative vote of a majority of the Trustees at any regular or special meeting of the Trustees convened after notice of that purpose, or by unanimous action of all the Trustees without a meeting.

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

                                  ARTICLE XII.
                              APPROVAL AND ADOPTION
                              ---------------------


        These Bylaws shall be effective immediately on the affirmative vote of two-thirds of the members of the Board of Trustees present and voting at a meeting called for that purpose.

        DATED AUGUST 26, 2005.







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